                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): February 12, 1998

                                  PALEX, INC.
            (Exact name of registrant as specified in its charter)

                      Commission file number: 000-22237
            Delaware                                          76-0520673
  (State or other jurisdiction                              I.R.S. Employer
of incorporation or organization)                         Identification No.)

                        1360 Post Oak Blvd., Suite 800
                           Houston, Texas   77056
              (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code:  (713) 350-6030

As indicated in the Registrant's Form 8-K as filed with the Securities and Exchange Commission on February 27, 1998, the financial and pro forma financial information required to be filed therewith would be filed not later than April 28, 1998. Accordingly, Items 7(a) and 7(b) of the Form 8-K are hereby amended to read in their entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     a.  Financial Statements of businesses acquired.

     The following Financial Statements of Acme Barrel Company, Inc. as of December 31, 1997 are attached hereto and made a part hereof :

          (i)     Report of Independent Public Accountants
          (ii)    Balance Sheet
          (iii)   Statement of Operations
          (iv)    Statement of Changes in Stockholders' Equity
          (v)     Statement of Cash Flows
          (vi)    Notes to Financial Statements

     The following Financial Statements of Consolidated Drum Reconditioning Co., Inc. and Subsidiaries as of December 31, 1997 are attached hereto and made a part hereof:

          (i)     Reports of Independent Public Accountants
          (ii)    Consolidated Balance Sheets
          (iii) Consolidated Statements of Income and Accumulated Earnings (Deficit)
          (iv)    Consolidated Statements of Cash Flows
          (v)     Notes to Consolidated Financial Statements

The following Supplemental Financial Statements of PalEx, Inc. and Subsidiaries as of November 30, 1996 and December 28, 1997 are attached hereto and made a part hereof:

          (i)     Report of Independent Public Accountants
          (ii)    Supplemental Consolidated Balance Sheets
          (iii)   Supplemental Consolidated Statements of Income
          (iv) Supplemental Consolidated Statements of Changes in Stockholders' Equity
          (v)     Supplemental Consolidated Statements of Cash Flows
          (vi)    Notes to Supplemental Consolidated Financial Statements

     b.  Pro forma financial information

The following Unaudited Pro Forma Consolidated Financial Statements are attached hereto and made a part hereof:

          (i)     Basis of Presentation
          (ii) Unaudited Pro Forma Consolidated Balance Sheet as of December 28, 1997
          (iii) Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 28, 1997
          (iv)    Notes to Unaudited Pro Forma Consolidated Financial Statements

                                INDEX TO FINANCIAL STATEMENTS

                                                                                       Page
Historical Financial Statements
Acme Barrel Company, Inc.
        Report of Independent Public Accountants......................................   1
        Balance Sheet.................................................................   2
        Statement of Operations.......................................................   3
        Statement of Changes in Stockholders' Equity..................................   4
        Statement of Cash Flows.......................................................   5
        Notes to Financial Statements.................................................   6
Consolidated Drum Reconditioning Co., Inc. and Subsidiaries
        Reports of Independent Public Accountants.....................................  15
        Consolidated Balance Sheets...................................................  17
        Consolidated Statements of Income and Accumulated Earnings (Deficit)..........  18
        Consolidated Statements of Cash Flows.........................................  19
        Notes to Consolidated Financial Statements....................................  20
Palex, Inc. and Subsidiaries
        Report of Independent Public Accountants......................................  26
        Supplemental Consolidated Balance Sheets......................................  27
        Supplemental Consolidated Statements of Operations............................  28
        Supplemental Consolidated Statements of Changes in Stockholders' Equity.......  29
        Supplemental Consolidated Statements of Cash Flows............................  30
        Notes to Supplemental Consolidated Financial Statements.......................  31
Unaudited Pro Forma Consolidated Financial Statements
        Basis of Presentation.........................................................  46
        Unaudited Pro Forma Consolidated Balance Sheet as of December 28, 1997........  48
        Unaudited Pro Forma Consolidated Statement of Income for the Year Ended
          December 28, 1997...........................................................  49
        Notes to Unaudited Pro Forma Consolidated Financial Statements................  50

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PALEX, INC.

Date:   April 28, 1998                   By:  /s/ EDWARD RHYNE
                                              ---------------------------
                                              Edward Rhyne
                                              Vice President and General Counsel

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Acme Barrel Company, Inc.:

  We have audited the accompanying balance sheet of Acme Barrel Company, Inc. (an Illinois corporation), as of December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acme Barrel Company, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
Houston, Texas
January 28, 1998

                           ACME BARREL COMPANY, INC.
                                 BALANCE SHEET
                       (In thousands, except share data)



                                                                                                         December 31,
                                                                                                              1997
                                                                                                           ---------
                                                    ASSETS
CURRENT ASSETS:
   Cash and cash equivalents......................................................................            $ 1,640
   Accounts receivable, net of allowance of $50...................................................              3,587
   Inventories....................................................................................                301
   Prepaids and other current assets..............................................................                605
                                                                                                              -------
     Total current assets.........................................................................              6,133
PROPERTY, PLANT AND EQUIPMENT, net................................................................              3,100
OTHER ASSETS......................................................................................              1,680
                                                                                                              -------
     Total assets.................................................................................            $10,913
                                                                                                              =======

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of long-term debt...........................................................            $   499
   Accounts payable...............................................................................              1,783
   Accrued expenses...............................................................................              1,556
                                                                                                              -------
     Total current liabilities....................................................................              3,838
LONG-TERM DEBT, net of current maturities.........................................................              4,120
   Other long-term liabilities....................................................................                175
                                                                                                              -------
     Total liabilities............................................................................              8,133
                                                                                                              -------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock, $10 par value; 10,000 shares authorized, issued and outstanding..................                100
   Preferred stock $.20 par value; 3,500,000 shares authorized, issued and outstanding............                700
   Unearned compensation..........................................................................             (1,770)
   Retained earnings..............................................................................              3,750
                                                                                                              -------
     Total stockholders' equity...................................................................              2,780
                                                                                                               -------
     Total liabilities and stockholders' equity...................................................            $10,913
                                                                                                              =======



   The accompanying notes are an integral part of these financial statements.

                           ACME BARREL COMPANY, INC.
                            STATEMENT OF OPERATIONS
                                 (In thousands)


                                                                  Year Ended
                                                                 December 31,
                                                                      1997
                                                                 ------------
REVENUES......................................................        $25,358
COST OF GOODS SOLD............................................         21,674
                                                                      -------
   Gross profit...............................................          3,684
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..................          3,933
                                                                      -------
   Loss from operations.......................................           (249)
INTEREST EXPENSE..............................................           (312)
OTHER INCOME (EXPENSE), net...................................              6
                                                                      -------
   Loss before income taxes...................................           (555)
INCOME TAX BENEFIT............................................            162
                                                                      -------
NET LOSS......................................................        $  (393)
                                                                      =======



   The accompanying notes are an integral part of these financial statements.

                           ACME BARREL COMPANY, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (In thousands)



                                                        Common     Preferred      Unearned       Retained
                                                         Stock       Stock      Compensation     Earnings     Total
                                                        ------     ---------    ------------     --------     -----
BALANCE, December 31, 1996......................        $  100      $  700        $(2,050)        $4,143      $2,893
 Shares released under leveraged ESOP Plan......             -           -            280              -         280
 Net loss.......................................             -           -              -           (393)       (393)
                                                        ------      ------        -------         ------      ------
BALANCE, December 31, 1997......................        $  100      $  700        $(1,770)        $3,750      $2,780
                                                        ======      ======        =======         ======      ======

   The accompanying notes are an integral part of these financial statements.

                           ACME BARREL COMPANY, INC.
                            STATEMENT OF CASH FLOWS
                                 (In thousands)



                                                                                                            Year Ended
                                                                                                            December 31,
                                                                                                                1997
                                                                                                             ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss........................................................................................             $ (393)
   Adjustments to reconcile net loss to net cash provided by operating activities-
     Depreciation..................................................................................                578
     Deferred tax benefit..........................................................................                (17)
     Changes in assets and liabilities-
       Accounts receivable.........................................................................               (602)
       Inventories.................................................................................                (71)
       Prepaid expenses and other current assets...................................................                  9
       Other noncurrent............................................................................               (765)
       Accounts payable............................................................................                910
       Accrued expenses............................................................................                699
       Other long-term.............................................................................                 30
                                                                                                                ------
         Net cash provided by operating activities.................................................                378
                                                                                                                ------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Net increase in cash surrender value of insurance policies......................................                 (9)
   Purchase of property, plant and equipment.......................................................               (454)
                                                                                                                ------
         Net cash used in investing activities.....................................................               (463)
                                                                                                                ------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term debt......................................................................               (488)
   Proceeds from long-term debt....................................................................                750
                                                                                                                ------
         Net cash provided by financing activities.................................................                262
                                                                                                                ------
INCREASE IN CASH AND CASH EQUIVALENTS..............................................................                177
CASH AND CASH EQUIVALENTS, beginning of year.......................................................              1,463
                                                                                                                ------
CASH AND CASH EQUIVALENTS, end of year.............................................................             $1,640
                                                                                                                ======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for-
     Interest......................................................................................             $  372
     Income taxes..................................................................................             $  236

   The accompanying notes are an integral part of these financial statements.

                           ACME BARREL COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (In thousands, except share and per share data)



1.  BUSINESS AND ORGANIZATION:

  Acme Barrel Company, Inc. (the Company), is engaged in the reconditioning and rebuilding of industrial steel containers. The Company is headquartered in Chicago, Illinois, and operates two facilities located in Chicago. Sales are primarily to customers located in the Midwest.

  The Company and its stockholders intend to enter into a definitive agreement with PalEx, Inc. (PalEx), pursuant to which all outstanding shares of the Company's common stock will be exchanged for shares of PalEx common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Cash Equivalents

  The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Inventories

  Inventories are valued at an average cost for the year. The cost of finished goods inventory includes direct materials, direct labor and factory overhead.

Property, Plant and Equipment

  Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes.

  Expenditures for maintenance and repairs are charged to operating expenses as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective amounts and the resulting gain or loss is included in other income (expense), net.

Goodwill

  Goodwill represents the excess of the aggregate purchase price paid by the Company in the acquisition of businesses accounted for as purchases over the fair market value of the net assets acquired. Goodwill is amortized on a straight-line basis over 30 years. As of December 31, 1997, accumulated amortization was approximately $24.

  The Company periodically evaluates the recoverability of intangibles resulting from business acquisitions and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions.

                           ACME BARREL COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (In thousands, except share and per share data)


Consulting Agreements

  The Company entered into consulting agreements with various individuals.
These agreements required the payment of the fees upon consummation of the agreements. These consulting agreements expire in 1999. The Company also entered into another consulting agreement with a former stockholder as discussed in Note 7.

Noncompete Agreements

  The Company entered into noncompete agreements with various individuals. These noncompete agreements are being amortized over their estimated life through 2006.

Income Taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes represents the amount of taxes payable and the applicable changes in deferred tax assets and liabilities.

Revenue Recognition

  The Company recognizes revenue upon delivery of the product to the customer.

Use of Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenue and expenses during the reporting period. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements.

Concentrations of Risk

  Markets--Markets for steel drum reconditioning are highly fragmented and competitive. There are three significant barriers to entry into the steel drum reconditioning industry.

     a. Regulatory permits for facilities and ongoing compliance requirements.

     b. Significant distribution barriers as a result of high transportation costs for containers.

     c. Capital-intensive nature of the business.

                           ACME BARREL COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (In thousands, except share and per share data)


     Customers--The Company sells to customers with local, regional and national operations located primarily in the Midwest in many different industries.

3.  PROPERTY, PLANT AND EQUIPMENT:

 Property, plant and equipment consist of the following:

                                                 Estimated
                                                   Useful
                                                   Lives    December 31,
                                                  in Years      1997
                                                  --------  -----------
Land.............................................     -      $    19
Machinery and equipment..........................     7        6,030
Delivery equipment...............................     5        3,778
Leasehold improvements...........................  5-39          361
Furniture and fixtures...........................     7          176
                                                             -------
                                                              10,364
Less- Accumulated depreciation...................             (7,264)
                                                             -------
                                                             $ 3,100
                                                             =======

4.    DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

      Allowance for doubtful accounts consists of the following:

                                                             December 31,
                                                                 1997
                                                             -----------
Balance at beginning of year..............................      $ 50
Additions charged to costs and expenses...................         -
Deductions for uncollectible receivables written off......         -
                                                                ----
                                                                $ 50
                                                                ====


     Inventory consists of the following:

                                                            December 31,
                                                                1997
                                                             ----------
Raw drums.................................................     $ 46
Drums in process..........................................       32
Finished drums............................................       36
Supplies..................................................      187
                                                               ----
                                                               $301
                                                               ====

                           ACME BARREL COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (In thousands, except share and per share data)



     Other current assets consist of the following:

                                                           December 31,
                                                               1997
                                                           -----------
Prepaid consulting fees...................................     $250
Prepaid payroll taxes.....................................      142
Prepaid rent..............................................      115
Other current assets......................................       98
                                                               ----
                                                               $605
                                                               ====

     Other assets consist of the following:

                                                           December 31,
                                                                1997
                                                           -----------
Goodwill, net.............................................     $ 599
Cash surrender value of officer life insurance............       368
Long-term portion of prepaid consulting fees..............       250
Noncompete agreements.....................................       215
Other assets..............................................       248
                                                               -----
                                                              $1,680
                                                               =====
     Accrued expenses consist of the following:

                                                           December 31,
                                                               1997
                                                           -----------
Accrued compensation and benefits.........................    $1,046
Accrued professional fees.................................       117
Accrued taxes.............................................       106
Accrued workers' compensation.............................        50
Accrued interest payable..................................        31
Other accrued expenses....................................       206
                                                              ------
                                                              $1,556
                                                              ======

                           ACME BARREL COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (In thousands, except share and per share data)

5.    DEBT:

     Long-debt consists of the following:

                                                                                       December 31,
                                                                                           1997
                                                                                     ---------------
Variable rate note issued by the ESOP to fund the purchase of 3,400 shares of common stock, guaranteed by the Company, payable in 28 quarterly installments of $70 plus interest, with a final payment in 2002, effective
 interest rate of 6.21% in 1997..............................................              $1,770
Note payable to bank, collateralized by all Company assets, payable in monthly installments of $22 including interest.  The note, which bears interest at the prime rate (8.5% at December 31, 1997), matures with a
 final payment of $700 in 2003...............................................               1,683
Note payable to American Steel Container Company, bearing interest at 8.25%, payable in monthly installments of approximately $16 including interest through
 2006, subordinated to all existing and future loans from banks.  The note
 provides that senior debt cannot be more than $5,000........................               1,166
                                                                                           ------
                                                                                            4,619
Less- Current maturities.....................................................                (499)
                                                                                           ------
                                                                                           $4,120
                                                                                           ======

     Maturity of long-term debt in the years subsequent to 1997 are:

 Year ending December 31-
 1998........................................      $  499
 1999........................................         517
 2000........................................         537
 2001........................................       1,627
 2002........................................         395
 Thereafter..................................       1,044
                                                   ------
        Total................................      $4,619
                                                   ======

6.    INCOME TAXES:
  Temporary differences giving rise to deferred tax assets consist primarily of future depreciation on property and equipment capitalized for federal income tax purposes but expensed for financial reporting, provisions for workers' compensation claims not allowed as a federal income tax deduction until paid and different amortization periods for a noncompete agreement.

                           ACME BARREL COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (In thousands, except share and per share data)


 Income tax benefit is comprised of the following:

                                                    December 31,
                                                        1997
                                                   --------------
Current-
 Federal................................               $125
 State..................................                 20
                                                       ----
         Total current tax benefit......                145
                                                       ----
Deferred-
 Federal................................                  7
 State..................................                 10
                                                       ----
         Total deferred tax benefit.....                 17
                                                       ----
         Net income tax benefit.........               $162
                                                       ====

      The Company has unused empowerment zone credits which expire in 2002. A 100 percent valuation allowance has been provided for these credits since it is unlikely they can ever be used. Such unused credits are summarized as follows:

                           Year of
                          Origination      Cost
                          --------------  --------
                            1995           $ 35
                            1996             40
                            1997             40
                                           ----
                                           $115
                                           ====

   For the year ended December 31, 1997, income tax expense is primarily computed by applying a blended state tax rate of 5.2 percent to income before income tax.

   Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences in the period ended December 31, 1997, result principally from the following:

                                                                    December 31,
                                                                         1997
                                                                      ---------
Deferred income tax liabilities-
 Depreciation and amortization............................              $ 137

Deferred income tax assets-
 Accruals and reserves....................................                (78)
 Empowerment zone credit..................................               (115)
                                                                        -----

     Net deferred income tax assets.......................               (193)

Less- Valuation allowance.................................                115
                                                                        -----

     Total deferred income tax liabilities................              $  59
                                                                        =====

                           ACME BARREL COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (In thousands, except share and per share data)


  The Company's effective income tax rate is lower than what would be expected if the federal statutory rate were applied to income primarily because of empowerment zone credits. Such credits may be used by eligible taxpayers to reduce federal income taxes. Credits in excess of the annual statutory limitation may be carried forward until 2002 at which time they expire.

7.  COMMITMENTS AND CONTINGENCIES:

Litigation

  The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

Insurance

  The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property and a general umbrella policy. The Company has not incurred significant claims or losses during the periods presented in the accompanying financial statements. Workers' compensation is a self-insured program, managed by an independent professional administration company and supplemented by specific excess and aggregate excess insurance.
Open claim reserves and loss experience are reflected in the accompanying financial statements. There are no other known claims.

Consulting Agreement

  The Company has a consulting agreement with a former stockholder which provides for consulting services through the year 2003 in the amount of $200 per year.

Operating Lease Agreements

  The Company leases factory and office facilities under the terms of operating leases expiring in 1998 and 2006. One of the leased facilities is owned by a related party. The leases require minimum monthly rental payments, plus operating expenses, as defined. Future minimum annual rentals under the leases are as follows:

                                     Related
                          Year       Parties      Other     Total
                       ----------  -----------  ---------  --------
                             1998     $  28          $ 90      $118
                             1999         -            90        90
                             2000         -            90        90
                             2001         -            90        90
                             2002         -            90        90
                       Thereafter         -           323       323
                                       ----          ----      ----
                                      $  28          $773      $801
                                       ====          ====      ====

  Rent expense for the year ended December 31, 1997, was approximately $174.

8.    RELATED-PARTY TRANSACTIONS:

  The Company leases factory and office facilities from a related party. Rent expense for the year ended December 31, 1997, was approximately $84.

                           ACME BARREL COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (In thousands, except share and per share data)


  The Company purchases certain supplies and materials for two entities related by common ownership. For the year ended December 31, 1997, these purchases have been rebilled to the entities at approximately $387.

  The Company also receives a management fee from two of the above entities. The net amount of the fee was approximately $72 for the year ended December 31, 1997.

9.  EMPLOYEE RETIREMENT PLANS:

  The Company has a qualified defined contribution profit-sharing plan covering all full-time employees not subject to collective bargaining with a specified period of service. The plan may be amended or terminated at any time. There were no contributions for the year ended December 31, 1997.

  In connection with its collective bargaining agreement with a union, the Company participates in an areawide union retirement plan covering employees who are members of such union.

  In May 1985, the Company established an employee stock ownership plan (ESOP) to enable the Company's eligible employees, as defined, to share in the growth and prosperity of the Company and to provide participants with an opportunity to accumulate capital for their future economic security. The ESOP is a qualified plan exempt from taxes under Internal Revenue Code Section 401(a).

  In May 1994, the ESOP purchased 3,400 shares of common stock (34 percent of outstanding common shares) from a stockholder for $2,601 ($765 per share). The ESOP funded the purchase by issuing a Company-guaranteed variable rate note to a commercial bank. The Company accounts for its ESOP in accordance with Statement of Position 93-6 (SOP 93-6), "Employers' Accounting for Employee Stock Ownership Plan." Accordingly, the debt of the ESOP is recorded as long-term debt and the shares pledged as collateral are reported as unearned compensation. As shares are released from collateral, the Company reports compensation expense equal to the current estimated market price of the shares. The ESOP obligation is included in the Company's balance sheet as discussed in Note 5.

  Contributions to the ESOP amounted to approximately $727 for the year ended December 31, 1997. These contributions include interest paid of approximately $122 for the year ended December 31, 1997, on the loan used to purchase the ESOP shares. Since the obligation is secured by the shares purchased and the note is guaranteed by the Company, all amounts relating to this transaction are considered unearned compensation of the employees until such time as the note is deemed paid and the corresponding shares are released to the individual participants of the plan. The balance in unearned compensation at December 31, 1997, of $1,770 results from the leveraged ESOP stock purchase less the deemed release of shares at cost.

 The activity relating to the ESOP shares was as follows:

                                                            Year Ended
                                                             December 31,
                                                                1997
                                                            -----------
Allocated shares at beginning of year.....................     3,724
Shares deemed released for the current period.............       366
Unallocated shares........................................     2,510
                                                               -----
           Total ESOP shares..............................     6,600
                                                               =====

                           ACME BARREL COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (In thousands, except share and per share data)


      In accordance with SOP 93-6, additional paid-in capital is adjusted whenever the market value of the shares released is more or less than the cost of the shares released. There is no adjustment in the current year as the market value has not changed.

      In 1995, the Company adopted a nonqualified funded retirement plan for a management employee. Such funds are available to settle creditors' claims, should they arise. The Company records the fund balance as an asset with a corresponding liability. The annual contribution to the plan is recorded as an expense. Such expense amounted to approximately $60 for the year ended December 31, 1997.

10.  PREFERRED STOCK:

  The Company's articles of incorporation, as amended, provide that holders of the Company's preferred stock are not entitled to receive noncumulative dividends upon declarations by the board of directors. The articles of incorporation further provide that, upon liquidation or dissolution of the Company, after the payment of creditors, the holders of the preferred stock are entitled to be paid the par value of their shares before any payments to the Company's common stockholders.

  The Company is a party to a redemption agreement with a stockholder owning 3,445,000 shares of preferred stock. Upon such stockholder's death, the Company is required to redeem such shares at $.20 per share, for an approximate total of $689, plus interest at 8 percent, payable over a seven-year period, as described in such redemption agreement.

11.  EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT
  PUBLIC ACCOUNTANTS (UNAUDITED):

  On February 23, 1998, the Company merged with PalEx through the exchange of all of the outstanding common stock of the Company for shares of PalEx common stock. On February 25, 1998, the Company paid its entire obligation in regards to a consulting agreement with a former stockholder in the amount of $950.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Consolidated Drum Reconditioning Co., Inc.

We have audited the accompanying consolidated balance sheet of Consolidated Drum Reconditioning Co., Inc. and subsidiaries (the "Company") as of December 31, 1997, and the related statements of income and accumulated earnings (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Drum Reconditioning Co., Inc. and subsidiaries at December 31, 1997, and the results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Arthur Anderson LLP

ARTHUR ANDERSEN LLP

Houston, Texas
January 23, 1998

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Consolidated Drum Reconditioning Co., Inc.

We have audited the accompanying consolidated balance sheet of Consolidated Drum Reconditioning Co., Inc. and subsidiaries (the "Company") as of December 31, 1996, and the related statements of income and accumulated earnings (deficit) and of cash flows for years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The Company at December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

/s/ Deloitte and Touche LLP

DELOITTE AND TOUCHE LLP

Los Angeles, California
June 20, 1997, except for Note 6, as to which the date is July 28, 1997

Consolidated Drum Reconditioning Co., Inc. And Subsidiaries

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1997 and 1996
---------------------------------------------------------------------------

ASSETS (Notes 7 and 8)                                                   1997           1996
                                                                    -------------- --------------
CURRENT ASSETS:
   Cash                                                             $     167,503  $      31,568
   Accounts receivable, net of allowance for doubtful accounts of
    $85,243, and $24,166, at 1997 and 1996, respectively                2,723,883      3,029,180
   Inventory                                                            1,378,546      1,682,184
   Prepaid expenses and other current assets                              215,597        284,404
                                                                    -------------- --------------

          Total current assets                                          4,485,529      5,027,336

PROPERTY AND EQUIPMENT, Net (Note 4)                                    2,456,122      2,675,454

INTANGIBLE ASSETS, Net (Note 5)                                         6,712,709      7,248,523

RELATED-PARTY RECEIVABLES (Note 6)                                      1,223,497      1,082,037
                                                                    -------------- --------------
TOTAL                                                               $  14,877,857  $  16,033,350
                                                                    ============== ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
 (CAPITAL DEFICIENCY)

CURRENT LIABILITIES:
   Accounts payable (includes bank overdraft of $497,460 at 1996)   $   1,834,615  $   3,900,810
   Line of credit (Note 7)                                              1,176,568      2,134,358
   Current portion of long-term debt (Note 8)                             845,424        250,560
   Current portion of unsecured debt (Note 9)                             592,697      1,074,150
   Accrued liabilities                                                    686,666        665,681
   Customer drum allowance                                                340,653      1,056,816
                                                                    -------------- --------------

          Total current liabilities                                     5,476,623      9,082,375
                                                                    -------------- --------------

LONG-TERM DEBT (Note 8)                                                 2,133,695      1,341,018
                                                                    -------------- --------------

UNSECURED DEBT (Note 9)                                                 4,369,027      5,146,805
                                                                    -------------- --------------

COMMITMENTS AND CONTINGENCIES (Note 10)

SHAREHOLDERS' EQUITY
   Common stock, par value $100; 1,500 shares authorized,
    issued and outstanding                                                150,000        150,000
   Additional paid-in capital                                           1,144,802      1,119,756
   Accumulated earnings (deficit)                                       1,603,710       (806,604)
                                                                    -------------- --------------

          Total shareholders' equity                                    2,898,512        463,152
                                                                    -------------- --------------

TOTAL                                                               $  14,877,857  $  16,033,350
                                                                    ============== ==============

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

     Consolidated Drum Reconditioning Co., Inc. And Subsidiaries

     CONSOLIDATED STATEMENTS OF INCOME AND
     ACCUMULATED EARNINGS (DEFICIT)
     YEARS ENDED DECEMBER 31, 1997, 1996 and 1995
     ---------------------------------------------------------------------------

                                                                       1997           1996           1995
                                                                 -------------- -------------- --------------
     NET SALES                                                   $  29,116,607  $  23,276,334  $  13,291,130

     COST OF SALES                                                  20,129,630     17,224,602      9,976,489
                                                                 -------------- -------------- --------------

     GROSS PROFIT                                                    8,986,977      6,051,732      3,314,641

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                    3,674,927      3,695,832      2,131,726

     AMORTIZATION OF INTANGIBLES (Note 5)                              535,815        460,050        243,409
                                                                 -------------- -------------- --------------

     OPERATING INCOME                                                4,776,235      1,895,850        939,506
                                                                 -------------- -------------- --------------

     OTHER EXPENSE:
        Interest expense (Notes 7, 8 and 9)                         (1,492,434)    (1,171,142)      (543,718)
        Other expense                                                 (873,487)      (283,348)       (30,295)
                                                                 -------------- -------------- --------------

               Total other expense                                  (2,365,921)    (1,454,490)      (574,013)
                                                                 -------------- -------------- --------------

     NET INCOME                                                      2,410,314        441,360        365,493

     SHAREHOLDERS' DISTRIBUTIONS                                         -              -           (579,705)

     ACCUMULATED DEFICIT, BEGINNING OF YEAR                           (806,604)    (1,247,964)    (1,033,752)
                                                                 -------------- -------------- --------------

     ACCUMULATED EARNINGS (DEFICIT), END OF YEAR                 $   1,603,710  $    (806,604) $  (1,247,964)
                                                                 ============== ============== ==============

     The accompanying notes to consolidated financial statements are an integral part of these financial statements.

  Consolidated Drum Reconditioning Co., Inc. And Subsidiaries

  CONSOLIDATED STATEMENTS OF CASH FLOWS
  YEARS ENDED DECEMBER 31, 1997, 1996 and 1995

  ------------------------------------------------------------------------------

                                                                                         1997           1996           1995
                                                                                     -------------  -------------  ------------
  CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                      $  2,410,314   $    441,360   $   365,493
     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                  1,068,408        876,972       446,621
         Loss on sale of property and equipment                                            44,534            -           4,731
         Changes in operating assets and liabilities, net of businesses acquired:
            Accounts receivable                                                           305,297       (365,670)     (101,282)
            Inventory                                                                     303,638        398,541      (241,403)
            Prepaid expenses and other current assets                                      68,807       (175,460)       46,806
            Accounts payable                                                           (1,568,735)       273,623       422,439
            Accrued liabilities                                                            20,985        113,174      (179,795)
            Customer drum allowance                                                      (716,163)       168,463       151,636
                                                                                     -------------  -------------  ------------

            Net cash provided by operating activities                                   1,937,085      1,731,003       915,246
                                                                                     -------------  -------------  ------------

  CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of businesses                                                             -          (2,633,795)          -
     Purchases of property and equipment                                                 (395,846)      (343,431)     (138,592)
     Proceeds from sale of property and equipment                                          38,053            -          21,282
     Net increase in related-party receivables                                           (141,460)      (319,836)      (65,652)
                                                                                     -------------  -------------  ------------

            Net cash used in investing activities                                        (499,253)    (3,297,062)     (182,962)
                                                                                     -------------  -------------  ------------

  CASH FLOWS FROM FINANCING ACTIVITIES:
     Net (decrease) increase in lines of credit                                          (957,790)       (32,920)      435,386
     Net (decrease) increase in bank overdraft                                           (497,460)       306,303       (43,042)
     Borrowings of long-term debt                                                       1,651,593      1,528,629           -
     Payments on long-term debt                                                          (753,727)      (201,394)      (71,231)
     Borrowings on unsecured debt                                                         144,397            -             -
     Payment on unsecured debt                                                           (913,956)      (592,158)     (472,508)
     Shareholders' contributions (distributions)                                           25,046        587,983      (579,705)
                                                                                     -------------  -------------  ------------

            Net cash (used in) provided by financing activities                        (1,301,897)     1,596,443      (731,100)
                                                                                     -------------  -------------  ------------

  NET INCREASE IN CASH                                                                    135,935         30,384         1,184

  CASH, BEGINNING OF YEAR                                                                  31,568          1,184           -
                                                                                     -------------  -------------  ------------

  CASH, END OF YEAR                                                                  $    167,503   $     31,568   $     1,184
                                                                                     =============  =============  ============

  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the year for:
      Interest                                                                       $  1,493,661   $  1,185,745   $   544,129
      Franchise taxes                                                                       4,500          9,020         8,000

     Noncash financing activities -
      (see Note 2 for a description of acquisitions, including noncash elements)

  The accompanying notes to consolidated financial statements are an intergral part of these financial statements.

CONSOLIDATED DRUM RECONDITIONING CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Consolidated Drum Reconditioning Co., Inc. ("CDRC") and its subsidiaries, CDRCo HC, LLC ("Holdings"), CDRCo SW, LLC ("Southwest"), and CDRCo NW, LLC ("Northwest") (collectively, the "Company"), purchase, recondition and sell previously manufactured steel drums as well as provide steel drum reconditioning services for customers. The Company is headquartered in Montebello, California, with operations in Los Angeles, California and Seattle, Washington. Sales are made to customers primarily on the West Coast of the United States.

   PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of CDRC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   CONCENTRATIONS OF CREDIT RISK - Financial instruments that subject the Company to credit risk consist primarily of accounts receivable, which are generally diversified due to the large number of entities comprising the Company's customer base. Substantially all customers are granted credit and are located in the western United States. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The Company generally does not require collateral or other security to support customer receivables.

   INVENTORY - Inventory is stated at the lower of cost or market. Cost is determined using the weighted-average method.

   PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The estimated lives range from 3 to 40 years. Leasehold improvements are amortized over the lesser of the lease periods or useful lives of the assets.

   INTANGIBLE AND LONG-LIVED ASSETS - The Company reviews the recoverability of intangible and long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the expected future cash flows from the use of such assets (undiscounted and without interest charges) are less than the carrying value, the Company's policy is to record a writedown that is determined based on the difference between the carrying value of the asset and its estimated fair value.

   CUSTOMER DRUM ALLOWANCE - The Company has recorded a liability for used drums obtained from its customers for reconditioning. The Company has an obligation to provide a reconditioned drum subject to a reconditioning charge.

   INCOME TAXES - The Company has elected to be taxed as an S corporation for federal and California state income tax purposes. As such, the taxable income or loss of the Company is allocated directly to the shareholders. Other than a 1.5% California franchise tax, there is no income tax at the corporate level. The Company's subsidiaries are limited liability companies that are not subject to federal or state income taxes. Other than certain minimum franchise taxes based upon revenues, there is no income tax at the subsidiary level. Franchise taxes are included in selling, general and administrative expenses.

2. ACQUISITIONS

   During 1996, the Company purchased substantially all of the assets of two companies, Northwest Cooperage Company ("Northwest Cooperage") and Waymire Drum Company ("Waymire"). Both companies were engaged in the purchasing, reconditioning and selling of steel drums.

   On January 26, 1996 and August 26, 1996, the Company acquired substantially all of the assets of Northwest Cooperage and Waymire, respectively. The purchase price for Northwest Cooperage consisted of $2,533,795 in cash and notes payable of $2,293,658. The purchase price of Waymire consisted of approximately $100,000 in cash, notes payable to seller of $1,461,618 and the assumption of $4,208,134 in liabilities, including debt of $2,352,400.

   Both acquisitions were accounted for as purchases, and accordingly, the purchase price was allocated to the net assets acquired on the basis of their respective fair values. The purchase price was allocated to the acquired assets as follows:

                                              Northwest    Waymire
                                              Cooperage

     Accounts receivable                      $    --     $1,408,134
     Inventory                                   790,044     504,000
     Property and equipment                    1,337,400     759,225
     Cost in excess of net assets acquired     2,700,009   3,098,393
                                              ----------  ----------
     Total purchase price                     $4,827,453  $5,769,752
                                              ==========  ==========


   The cost in excess of net assets acquired is being amortized over 15 years (see Note 5).

3. INVENTORY

   Inventory consists of the following:



                                                     December 31
                                               -----------------------
                                                      1997        1996
                                                ----------  ----------

     Raw materials (principally drums)          $  557,851  $  841,780
     Raw materials (principally drum parts)        417,340     263,856
     Finished goods                                403,355     576,548
                                                ----------  ----------
     Total                                      $1,378,546  $1,682,184
                                                ==========  ==========


4. PROPERTY AND EQUIPMENT

   Property and equipment consist of the following:


                                                              December 31
                                                       ------------------------
                                                           1997         1996
                                                       -----------  -----------
     Machinery and equipment                           $ 2,632,475  $ 2,904,715
     Transportation equipment                            1,196,462    1,156,775
     Furniture and fixtures                                390,536      286,240
     Leasehold improvements                                104,748      104,444
     Construction in Process                                66,108            0
                                                       -----------  -----------
     Total                                               4,390,329    4,452,174
     Less accumulated depreciation and amortization      1,934,207    1,776,720
                                                       -----------  -----------
     Property and equipment, net                       $ 2,456,122  $ 2,675,454
                                                       ===========  ===========

5. INTANGIBLE ASSETS

   Intangible assets arose principally as a result of the Northwest Cooperage and Waymire acquisitions in 1996 and an acquisition in 1992 and are being amortized using the straight-line method. Intangible assets consist of the following:

                                              Amortization             December 31
                                           ----------------  -----------------------------
                                                 Period        1997                 1996
                                                             ---------          ----------
     Consulting contracts                        5 years    $  520,228          $  520,228
     Covenants not to compete                    5 years       463,057             463,057
     Cost in excess of net assets acquired   15-40 years     7,668,502           7,668,502
                                                            ----------          ----------
     Total                                                   8,651,787           8,651,787
     Less accumulated amortization                           1,939,078           1,403,264
                                                            ----------          ----------
     Intangible assets, net                                 $6,712,709          $7,248,523
                                                            ==========          ==========




6. RELATED-PARTY RECEIVABLES

   The Company has made noninterest-bearing advances to its shareholders and an entity owned by its shareholders. During 1996, the shareholders contributed $587,983 to the Company.

   In July 1997, the shareholders signed promissory notes totaling $1,082,037 which bear interest at 10% with interest only payments for the first two years and principal and interest payments of $55,000 per month thereafter. These notes were amended at December 31, 1997 to increase the amount due to $1,223,497.


7. LINE OF CREDIT

   At December 31, 1997, the Company had a financing agreement with a commercial bank. The financing agreement provides for maximum borrowings under line of credit facilities up to $3,850,000 at the prime rate (8.25% at December 31, 1997) plus 1.5%, subject to a borrowing base, and $1.6 million under a term loan facility. The line of credit expires in May 1998, and the term loan expires in May 1999. The financing agreement is collateralized by substantially all of the Company's assets.

   At December 31, 1996, the Company had line of credit agreements with a finance company and a commercial bank. The line of credit agreement with the finance company provided for borrowings of up to $2 million at the prime rate plus 5.75%. The maximum available borrowings were based upon eligible accounts receivable. The line of credit with the finance company was collateralized by substantially all of the Company's assets, exclusive of those of its subsidiary, Northwest. At December 31, 1996, there were no available borrowings under this line. The line of credit with the commercial bank provided for borrowings of up to $750,000 at 1% above the bank's prime rate. The line of credit was collateralized by substantially all of Northwest's assets.

8. LONG-TERM DEBT

   Long-term debt, all of which is guaranteed by the Company's shareholders, consists of the following:

                                                                                            December 31
                                                                                        1997          1996
                                                                                        ----          ----
   Term loan agreement due to a commercial bank,
   principal payable monthly at $34,000 plus interest
   at the prime rate (8.25% at December 31, 1997) plus
   1.5%. The agreement is collateralized by substantially
   all of the assets of the Company.                                                $1,396,000

   Term loan agreement due to a commercial bank,
   principal payable monthly at $10,420 plus interest
   at the prime rate (8.25% at December 31, 1997) plus
   1.5%. The agreement is collateralized by substantially
   all of the assets of the Company's subsidiary, Northwest                          1,031,180    $ 1,156,220

   Due to a finance company payable at $8,000 per month plus
   interest at the prime rate (8.25% at December 31, 1996) plus
   5.75%, The note was collateralized by substantially all of
   the assets of the Company, except those of its Northwest subsidiary                    -          387,913

   Payable to former shareholders of an acquired business;
   payable at $25,000 per quarter, including interest ranging
   from 14.7% to 15.2% and maturing in 2001                                            268,210             -

   Due to a trust, monthly interest payments at 10% payable
   upon demand                                                                         133,047             -

   Due to a bank, payable in aggregate quarterly payments of
   $43,367, and additional payments of $33,000 in the months
   of June, July and August, including interest at 12.5% and
   maturing in July 1998 or upon sale of the collateral. Amount represents 76.9% of the total obligation, the balance of
   which is owed by the former shareholders of an acquired business
   and is collateralized by real property owned by the former shareholders              88,261             -

   Due to equipment finance companies, with aggregate monthly payments ranging from $320 to $1,193, including interest
   ranging from 13.4% to 22.7%. The notes mature through 1999
   and are collateralized by the related equipment                                      62,421        47,445
                                                                                     ---------     ---------

   Total                                                                             2,979,119     1,591,578
   Less current maturities                                                             845,424       250,560
                                                                                     ---------     ---------
   Long-term portion                                                                $2,133,695    $1,341,018
                                                                                     =========     =========

   Covenants in connection with the term loan agreement and the line of credit with a commercial bank impose restrictions and requirements relating to, among other things, maintenance of specified financial ratios and limitations on outside indebtedness, incurrence of lease obligations, acquisitions, mergers, dividends and capital expenditures. In addition, Northwest is prohibited from paying more than $200,000 to its parent or other related parties unless certain cash flow requirements are achieved, in which case Northwest may pay up to $500,000.

   The aggregate maturities of long-term debt obligations are $845,424 in 1998, $1,981,077 in 1999, $90,792 in 2000, $53,426 in 2001, $4,600 in 2002 and
   $3,800 thereafter.


9.  UNSECURED DEBT

   Unsecured debt consists of the following:

                                                                                            December 31
                                                                                        1997          1996
                                                                                        ----          ----

   Payable to former shareholders of Northwest at $148,438
   per quarter through January 25, 1998 and thereafter at
   $118,500 per quarter, including interest at an imputed
   interest rate of 18% and maturing in 2005                                       $1,889,980      $2,117,388

   Payable to former shareholders of Waymire at $26,092 per
   month decreasing to $20,121 per month, including interest
   at an imputed interest rate of 18%, maturing in 2006                             1,232,748       1,311,099

   Due to an investment company, $21,334 payable monthly,
   including interest at 8.5% and maturing in 2002                                    939,967       1,108,230

   Due to a trust fund, $25,778 payable quarterly, including
   interest at 15.2% and maturing in 2003 or upon sale of the
   Company                                                                            368,137         411,011

   Payable to former shareholders of an acquired business;
   interest ranging from 14.7% to 15.2% and maturing in 2001                               -         322,595

   Due to a trust, monthly interest payments at 10%

   Due to a bank, interest at 12.5%; amount represents
   76.9% of the total obligation, the balance of
   which is owed by the former shareholders of an acquired
   business and is collateralized by real property owned by
   the former shareholders                                                                  -         245,388

   Due to shareholders, interest at 10%, principal and interest
   due in 2000                                                                        150,000         150,000



   Payable to former shareholder of Waymire at $4,425 per month decreasing to $3,412 per month, including interest discounted
   at 18% maturing in 2009. Payments commence in 1999                                 164,969         137,979

   Other                                                                              215,923         153,026
                                                                                   ----------       ---------
   Total                                                                            4,961,724       6,220,955
   Less current maturities                                                            592,697       1,074,150
                                                                                   ----------      ----------
   Long-term portion                                                               $4,369,027      $5,146,805
                                                                                   ==========      ==========


   The aggregate maturities are $592,697 in 1998, $655,210 in 1999, $693,484 in
   2000, $706,517 in 2001, $539,982 in 2002, and $1,773,834 thereafter.

   Certain debt which was subordinated in 1996 was reclassified as long-term debt in 1997 due to the debtholders unwillingness to subordinate their debt to the Commercial Bank with whom the Company entered into a debt agreement in 1997.


10. COMMITMENTS AND CONTINGENCIES

    The Company leases its buildings, land and automobiles under various noncancelable operating leases. Future minimum lease payments required under these operating leases are $752,130 in 1998, $592,649 in 1999, $422,623 in
    2000, $394,237 in 2001, $256,900 in 2002 and $334,125 thereafter. Certain leases provide for options to extend and require the payment of insurance, property taxes and maintenance costs. Total rent expense from operating leases was $624,662 and $610,229, for the years ended December 31, 1997 and 1996, respectively.


11. SUBSEQUENT EVENT (UNAUDITED)

    The Company has entered into a letter of intent to sell substantially all of the Company's assets to PalEx, Inc.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have audited the accompanying supplemental consolidated balance sheets of PalEx, Inc. (a Delaware corporation) and subsidiaries as of November 30, 1996 and December 28, 1997, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for the years ended November 30, 1995 and 1996 and December 28, 1997. These supplemental financial statements give retroactive effect to acquisitions made by the Company during the first quarter of 1998 which have been accounted for as poolings-of-interests. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplemental consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the supplemental consolidated financial position of PalEx, Inc. and subsidiaries as of November 30, 1996 and December 28, 1997, and the supplemental results of their operations and their cash flows for the years ended November 30, 1995 and 1996 and December 28, 1997, after giving retroactive effect to certain pooling-of-interests transactions, in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN, LLP
Houston, Texas
February 27, 1998

                          PALEX, INC AND SUBSIDIARIES
                   SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS


(In thousands, except share data)               November 30,  December 28,
                                                    1996          1997
                                                ------------  ------------
CURRENT ASSETS
Cash and cash equivalents                         $ 2,865      $  7,448
Accounts receivable, net of allowances
   of $253 & $617                                  13,590        21,592
Inventories                                         9,284        20,383
Deferred income taxes                                 512           945
Prepaid expenses and other current
   assets                                           1,539         3,387
                                                   ------        ------
      Total current assets                         27,790        53,755

PROPERTY, PLANT AND EQUIPMENT, net                 25,757        37,850
GOODWILL, net of accumulated amortization
   of $--- & $593                                   1,614        26,262
OTHER ASSETS                                        2,707         2,138
                                                   ------        ------
      Total assets                                $57,868      $120,005
                                                  =======      ========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
CURRENT LIABILITIES

Line of credit                                    $ 1,515      $  1,150
Current maturities of long-term debt                2,500         1,057
Notes payable to related parties                    2,980            -
Accounts payable                                    7,427         9,342
Accrued expenses                                    5,466         5,094
Income taxes payable                                  272         1,407
                                                   ------        ------
   Total current liabilities                       20,160        18,050

LONG-TERM DEBT, net of current
   maturities                                      11,653        30,673

DEFERRED REVENUE                                      421           568
DEFERRED INCOME TAXES                               1,101         3,167
OTHER LONG-TERM LIABILITIES                            90           110
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common Stock, $.01 par value;
30,000,000 shares authorized; 9,433,414
and 17,644,520 shares outstanding                      94           176
Capital in excess of par                            6,561        54,107
Unearned compensation                              (1,980)       (1,770)
Retained earnings                                  20,644        14,924
Less 250 and 0 treasury
   shares, at cost                                   (876)           -
                                                   ------        ------
      Total stockholders' equity                   24,443        67,437
                                                   ------        ------
      Total liabilities and stockholders'
        equity                                    $57,868      $120,005
                                                  =======      ========

The accompanying notes are an integral part of these supplemental consolidated financial statements

                         PALEX, INC. AND SUBSIDIARIES
              SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except share and per share data)


                                                                              One Month
                                                                             Period Ended         Year Ended
                                             Year Ended November 30,         December 31,         December 28,
                                               1995           1996              1996                  1997
                                             ---------- ---------------- -------------------- ------------------
REVENUES                                     $125,707       $145,030          $ 3,828              $222,993

COST OF GOODS SOLD                            105,195        121,865            3,121               188,084
                                             --------       --------          -------              --------
   Gross Profit                                20,512         23,165              707              $ 34,909

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                     13,333         14,063              749                21,155

GOODWILL AMORTIZATION                              -             -                  -                   593
                                             --------       --------          -------              --------
   Income (loss) from
      operations                                7,179          9,102              (42)               13,161

INTEREST EXPENSE                               (1,845)        (1,576)             (25)               (1,722)

OTHER INCOME (EXPENSE), NET                       394            346                1                   (95)
                                             --------       --------          -------              --------
INCOME (LOSS) BEFORE
   PROVISION FOR INCOME
   TAXES                                        5,728          7,872              (66)               11,344

PROVISION FOR INCOME
   TAXES                                        1,594          1,833              -                   4,704
                                             --------       --------          -------              --------
NET INCOME (LOSS)                            $  4,134       $  6,039          $   (66)             $  6,640
                                             ========       ========          =======              ========
Net income (loss) per share                  $   0.44       $   0.64          $ (0.01)             $   0.43

Net income (loss) per share - diluted        $   0.44       $   0.64          $ (0.01)             $   0.42

Shares used in computing net
   income (loss) per share                  9,433,414      9,433,414        9,433,414            15,561,489

Shares used in computing net
   income (loss) per share - diluted        9,433,414      9,433,414        9,433,414            15,914,157

The accompanying notes are an integral part of these supplemental consolidated financial statements

                    PALEX, INC AND SUBSIDIARIES
    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                (In thousands)

                                                         Common Stock    Capital in                                    Total
                                                       ----------------  Excess of   Unearned     Retained   Treasury  Stockholders'
                                                       Shares    Amount  Par Value   Compensation Earnings   Shares    Equity
                                                       ------   -------  ---------   ------------ --------   ------    -------------
Balance, November 30, 1994                              9,433     $  94    $ 4,372    $ (2,540)   $ 14,742        -     $ 16,668
Distributions to stockholders, net                          -         -          -           -      (2,042)       -       (2,042)
Capital contributions equal to the current income
   taxes of S corporations                                  -         -        860           -           -        -          860
Purchase treasury shares                                    -         -          -           -           -     (876)        (876)
Shares released under leveraged ESOP Plan                   -         -          -         280           -        -          280
Net income                                                  -         -          -           -       4,134        -        4,134
                                                       ------      ----    -------    --------     -------    -----      -------
Balance, November 30, 1995                              9,433        94      5,232      (2,260)     16,834     (876)      19,024
Distributions to stockholders, net                          -         -          -           -      (2,229)       -       (2,229)
Capital contributions equal to the current income
   taxes of S corporations                                  -         -      1,329           -           -        -        1,329
Shares released under leveraged ESOP Plan                   -         -          -         280           -        -          280
Net income                                                  -         -          -           -       6,039        -        6,039
                                                       ------      ----    -------    --------     -------    -----      -------
Balance, November 30, 1996                              9,433        94      6,561      (1,980)     20,644     (876)      24,443
Issuance of Common Stock:
   Shares issued to profit sharing plans                  143         1        800           -           -        -          801
   Public offering, net of offering costs               3,450        35     23,529           -           -        -       23,564
   Acquisition of Founding Companies                    4,087        41     17,228           -           -        -       17,269
   Acquisition of Purchased Company                       286         3      4,457           -           -        -        4,460
   Acquisition of pooled company
      at inception                                        245         2         92           -         497        -          591
Retire treasury shares                                      -         -          -           -        (876)     876            -
Capital contributions                                       -         -        231           -           -        -          231
Capital contributions equal to the current income
   taxes of S corporations                                  -         -      1,209           -           -        -        1,209
Distributions to stockholders, net                          -         -          -           -     (12,382)       -      (12,382)
Net loss for the one-month transition period ended
   December 31, 1996                                        -         -          -           -         (66)       -          (66)
Adjustment to conform year-end of pooled companies          -         -          -           -         467        -          467
Shares released under leveraged ESOP Plan                   -         -          -         210           -        -          210
Net income, year ended December 28, 1997                    -         -          -           -       6,640        -        6,640
                                                       ------      ----    -------    --------     -------    -----      -------
Balance December 28, 1997                              17,644      $176    $54,107    $ (1,770)    $14,924    $   -      $67,437
                                                       ======      ====    =======    ========     =======    =====      =======

The accompanying notes are an integral part of these supplemental consolidated financial statements

                         PALEX, INC. AND SUBSIDIARIES
              SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)


                                                           Years Ended November 30,     One Month Period       Year Ended
                                                           ------------------------     Ended December 31,     December 28,
                                                              1995           1996             1996                 1997
                                                             ------         ------           ------               ------
CASH FLOWS FROM OPERATING
   ACTIVITIES:
Net income (loss)                                            $ 4,134       $ 6,039            $ (66)             $  6,640
  Net loss for Fraser for the one-month transition period          -             -                -                   (66)
  Adjustment to conform year-end of pooled companies               -             -                -                   467
Unearned compensation                                            280           280                -                   210
Cash acquired from pooled company at inception                     -             -                -                    51
 Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
      Depreciation and amortization                            3,609         3,432               99                 5,558
      Loss on sale of property, plant and equipment                -            29                -                   400
      Capital contributions equal to the
         current income taxes of S corporations                  860         1,329                -                 1,209
      Deferred tax provision (benefit)                           182           134                -                   (86)
      Changes in operating assets and liabilities
         Accounts receivable                                  (1,471)       (1,045)            (387)               (1,632)
         Inventories                                             328           282             (486)               (5,458)
         Prepaids and other current assets                       (27)         (404)              80                (1,478)
         Other assets                                           (482)       (1,173)               1                 1,370
         Accounts payable                                        895         1,599              434                    51
         Accrued expenses                                     (1,260)        1,626             (402)               (2,155)
         Income taxes payable                                    263            66                -                 1,135
         Deferred income                                         114           (78)              (2)                  147
                                                            --------       -------            -----              --------
 Net cash provided by (used in) operating activities           7,425        12,116             (729)                6,363
                                                            --------       -------            -----              --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment                     (4,128)       (7,355)             (92)               (9,149)
Cash paid for the Founding Companies and Purchased
   Company, net of cash acquired                                  -              -                -                (4,607)
                                                            --------       -------            -----              --------
Net cash used in investing activities                         (4,128)       (7,355)             (92)              (13,756)
                                                            --------       -------            -----              --------
CASH FLOWS FROM FINANCING
   ACTIVITIES:
Net repayments on lines of credit                               (208)       (3,535)               -                  (365)
Net proceeds (payments) on notes
   payable to related parties                                   (323)          555                -                (2,980)
Proceeds from debt                                             1,135         6,801              821                32,787
Payment on debt                                               (1,433)       (6,642)               -               (28,648)
Net proceeds from issuance of common stock                        -              -                -                23,564
Distributions to stockholders, net                            (2,042)       (2,230)               -               (12,382)
Purchase of treasury shares                                     (876)            -                -                     -
                                                            --------       -------            -----              --------
 Net cash provided by (used in) financing activities          (3,747)       (5,051)             821                11,976
                                                            --------       -------            -----              --------
NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                                         (450)         (290)               -                 4,583
 CASH AND CASH EQUIVALENTS, beginning of year                  3,605         3,155                -                 2,865
                                                            --------       -------            -----              --------
 CASH AND CASH EQUIVALENTS, end of year                     $  3,155        $2,865            $   -              $  7,448
                                                            ========        ======            =====              ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid for interest                                   $  1,795        $1,703            $  25              $  1,710
                                                            ========        ======            =====              ========
   Cash paid for income taxes                               $    315        $1,008            $   -              $  1,835
                                                            ========        ======            =====              ========

The accompanying notes are an integral part of these supplemental consolidated financial statements

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


1.  BUSINESS AND ORGANIZATION

     PalEx, Inc. ("PalEx" or the "Company") was founded in January 1996 to create a nationwide provider of pallet products and related services. On March 25, 1997, concurrently with the closing of PalEx's initial public offering (the "Offering") of its common stock, par value $.01 per share (the "Common Stock"), PalEx and separate wholly owned subsidiaries of PalEx acquired, in separate transactions (the "Acquisitions"), the following three businesses: Fraser Industries, Inc. ("Fraser"), Ridge Pallets, Inc. ("Ridge"), and Interstate Pallet Co., Inc. ("Interstate"), collectively referred to as the "Founding Companies." The consideration for the acquisitions of the Founding Companies consisted of a combination of cash and Common Stock.

     Subsequent to the acquisition of the Founding Companies and the Offering and during fiscal 1997, PalEx acquired five additional companies, four of which were accounted for as poolings-of-interests (the "Pooled Companies").

      After fiscal 1997, and through March 25, 1998, the Company acquired nine additional companies, four of which, Acme Barrel Company, Inc. ("Acme"), Drum Service Co. of Florida ("DSF"), Consolidated Container Corporation ("CCC") and Western Container, LLC ("Western") were accounted for as poolings-of-interests (the "1998 Pooled Companies"), and the remainder were accounted for as purchase business transactions. Five of the nine companies are engaged in the reconditioning and rebuilding of industrial steel containers.

     The historical consolidated financial statements have been retroactively restated for the acquisitions of the Pooled Companies and the 1998 Pooled Companies.

     The Company's headquarters are in Houston, Texas, with significant manufacturing operations located in Texas, California, Florida, Illinois and North Carolina. Sales are made throughout the United States with significant concentrations in the southeastern, midwestern and western regions of the United States serving primarily agricultural and industrial customers. Revenues related to the agricultural customers are highly seasonal, occurring primarily during the harvesting season.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     These consolidated financial statements are labeled as "supplemental" as they have been restated to include the results of the 1998 Pooled Companies acquired subsequent to December 28, 1997, which were accounted for as poolings-of-interests for which post-acquisition operating results have not yet been published. These supplemental consolidated financial statements will represent the restated historical consolidated financial statements of the Company once post-acquisition operating results of the Company have been published. All significant intercompany transactions and balances have been eliminated in consolidation.

     Fraser has been identified as the accounting acquiror for financial statement presentation purposes. The acquisitions of Ridge, Interstate and Summers Pallet Manufacturing, Inc. ("Summers" or the "Purchased Company") were accounted for using the purchase method of accounting. The allocations of the purchase price to the assets acquired and liabilities assumed has been assigned and recorded based on estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available. The accompanying supplemental consolidated financial statements present Fraser combined with the Pooled Companies and the 1998 Pooled Companies for all periods, and include Ridge and Interstate from March 31, 1997 and Summers from November 20, 1997, their respective dates of acquisition. All significant intercompany transactions and balances have been eliminated in consolidation.

     The Pooled Companies previously reported on a calendar year-end. DSF historically reported on a year-end of October 31. CCC reported on a year-end of November 30. As such, the accounts of these companies for their respective 1995 and 1996 year-ends have been consolidated with the accounts of PalEx as of and for the years ended November 30, 1995 and 1996, and are reflected in the Company's supplemental consolidated statement of operations for those periods. Acme previously reported on a year-end of April 30, but has been conformed to the Company's December year-end for 1997. Revenues and net loss for the four month period ended April 30, 1997 were approximately $8,445,000 and $467,000, respectively. Acme's loss from operations for the four-month transition period is included as an adjustment in the Company's supplemental consolidated statements of stockholder's equity and cash flows for the year ended December 28, 1997. Acme's results of operations for its years ended April 30, 1997 and 1996 have been included in the Company's supplemental consolidated statement of operations for the years ended November 30, 1996 and 1995, respectively.

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


Fiscal Year

     During 1997, PalEx changed its year-end to the last Sunday in the calendar year from November 30. Accordingly, it maintains its accounting records using a 52/53-week year ending on the last Sunday in December. Each quarter contains 13 weeks, unless otherwise noted. The accompanying supplemental consolidated financial statements include the statement of operations and cash flows for the one month period ended December 31, 1996, representing the income and cash flows of Fraser, the accounting acquiror, for this one month transition period.

Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

     Inventories are valued at the lower of cost or average cost or market, with cost determined on a first-in, first-out basis or by specific identification. The cost of finished goods inventory includes direct materials, direct labor and overhead.

Property, Plant and Equipment

     Property, plant, and equipment are carried at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The Company's capital leases are insignificant. The straight-line method of depreciation is utilized for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

     Expenditures for maintenance and repairs are charged to expense as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset. Upon sales or retirement of property, plant and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in other income (expense), net.

     In 1996 the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 establishes the recognition and measurement standards related to the impairment of long-lived assets. The Company periodically assesses the realizability of its long-term assets pursuant to the provisions of SFAS No. 121. Based on the Company's analysis of the undiscounted future cash flows for its long-term assets, no impairments would have been recognized under SFAS No. 121.

Income Taxes

     The Company uses the liability method of accounting for income taxes, wherein, deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The stockholders of Fraser and three of the four Pooled Companies elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code prior to their acquisition by the Company. Under these provisions, these companies did not pay federal and certain state income taxes. Instead, these companies' respective stockholders paid income taxes on their proportionate
shares of the Companies' net earnings.   The S Corporation status of Fraser and
the Pooled Companies was terminated effective with the combination with PalEx, and the Company is now subject to federal income taxes. The Company recorded a charge to income tax expense of approximately $488,000 on March 25, 1997, representing deferred income taxes at that date which were not previously recorded because of Fraser's status under Subchapter S.

     For purposes of these supplemental consolidated financial statements, federal and state income taxes have been provided for the net income of the Pooled Companies as if these companies had filed C Corporation tax returns for the preacquisition periods. The current income tax expense of the Pooled Companies is reflected in the supplemental consolidated financial statements in the provision for income taxes and as an increase to capital in excess of par value.

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


Revenue Recognition

     The Company recognizes revenue upon delivery of the product to the customer.

Fair Value of Financial Instruments

     SFAS No, 107, "Disclosures About Fair Values of Financial Instruments," and SFAS No. 119, "Disclosures About Derivative Financial Instruments and Fair Value of Financial Instruments," require the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. The carrying value of the Company's financial instruments approximates fair value.

Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenue and
expenses during the reporting period.   The Company reviews all significant
estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements.

Earnings Per Share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." The Company adopted SFAS No. 128 for the year ended December 28, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary net income per share and fully diluted net income per share with a presentation of basic net income per share ("Net income per share") and diluted net income per share ("Net income per share - diluted"). Net income per share excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Net income per share - diluted reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Net income per share - diluted is computed similarly to fully diluted net income per share under previous accounting rules.

     Net income per share was computed using 9,433,414 shares (the aggregate number of shares attributable to Fraser and the shares issued in acquisitions accounted for under the pooling-of-interests method) for the years ended November 30, 1995 and 1996. Net income per share for the year ended December 28, 1997 was computed using, in addition to the aforementioned shares, 6,235,497 weighted average outstanding shares issued in consideration for the acquisition of Ridge, Interstate and Summers, the shares issued pursuant to the Offering and overallotment option, shares issued to Main Street Capital Partners, L.P. and to PalEx management and shares issued to the profit sharing plans of the Founding Companies. In addition, net income per share for the year ended December 28, 1997 includes 245,246 shares issued in the acquisition of one of the 1998 Pooled Companies, deemed to have been acquired at its date of inception in 1997. Net income per share - diluted differs from the net income per share computation due to the inclusion of stock options that were dilutive.

Concentrations of Risk

     Materials

     Pallet prices are closely related to the changing costs and availability of lumber, the principal raw material used in the manufacture and repair of wooden pallets. Lumber supplies and costs are affected by many factors including weather, governmental regulation of logging on public lands, lumber agreements between Canada and the United States and competition from other industries that use similar grades and types of lumber.

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


     Markets

     Markets for pallet manufacturing and repair services are highly fragmented and competitive. Pallet manufacturing and recycling operations are not capital-intensive and barriers to entry in such businesses are minimal.

     Markets for steel drum reconditioning are highly fragmented and competitive. There are three significant barriers to entry in the steel drum reconditioning industry.

     a.  Regulatory permits for facilities and ongoing compliance requirements.

     b. Significant distribution barriers as a result of high transportation costs for containers.

     c.  Capital-intensive nature of the business.

     Customers

     The Company sells to customers with local, regional and national operations in many different industries and geographical locations. Of such customers, one customer accounted for approximately 10 percent, 21 percent and 26 percent of the Company's supplemental consolidated revenues in 1995, 1996 and 1997, respectively.

Recent Accounting Pronouncements

     In June 1997, SFAS No. 131, "Disclosures About Segments Of An Enterprise and Related Information," was issued, establishing standards for public enterprises to disclose certain information about operating segments and related disclosures about products and services, geographic areas and significant customers. The Company will adopt this pronouncement in 1998 in accordance with the implementation requirements. Management believes the adoption will not have a material impact on the Company's financial statements.

3.  BUSINESS COMBINATIONS

Poolings

     In the third and fourth quarters of 1997 and through March 25, 1998, the Company acquired all of the outstanding stock of the Pooled Companies and the 1998 Pooled Companies in exchange for 6,784,957 shares of Common Stock. These companies produce and repair wooden pallets and recondition and rebuild industrial steel containers. These acquisitions have been accounted for under the pooling-of-interests method of accounting.

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


     The following table summarizes the restated consolidated revenues, net income and per share data of the Company after giving effect to the 1998 Pooled Company acquisitions (in thousands, except per share data):

                                                  Year Ended November 30,                        Year Ended
                                 -------------------------------------------------------         December 28,
                                             1995                         1996                      1997
                                 ---------------------------    ------------------------   ----------------------
                                                     Net                           Net                       Net
                                    Revenues       Income       Revenues         Income    Revenues        Income
                                 ------------   ------------    -----------    ---------   --------        ------
Revenues and net income -
As previously reported               $ 77,256         $3,590      $  96,047       $5,676   $162,848        $ 7,152
1998 Pooled Companies                  48,451            544         48,983          363     60,145           (512)
                                     --------         ------      ---------       ------   --------        -------
 As restated
                                     $125,707         $4,134      $ 145,030       $6,039   $222,993        $ 6,640
                                     ========         ======      =========       ======   ========        =======
Net income per share - diluted
 As previously reported                               $  .59                      $  .94                   $   .58
 1998 Pooled Companies                                  (.15)                       (.30)                     (.16)
                                                      ------                      ------                   -------
 As restated
                                                      $  .44                      $  .64                   $   .42
                                                      ======                      ======                   =======

     The dilutive effect of the 1998 Pooled Companies on net income per share is primarily the result of higher owners' compensation expense of the 1998 Pooled Companies prior to their acquisition by the Company.

Purchases

     The acquisitions of Ridge, Interstate and Summers (the "Purchased Companies") were accounted for as purchases and have been reflected in the Company's supplemental consolidated financial statements from March 31, 1997 for Ridge and Interstate and from November 20, 1997 for Summers. The aggregate consideration paid in these transactions was $4.6 million in cash and 3,301,971 shares of common stock with an estimated fair value of $21.7 million. The accompanying consolidated balance sheet as of December 28, 1997 includes allocations of the respective purchase prices. The allocations resulted in goodwill recognized of $25.2 million, representing the excess of purchase price over fair value of the net assets acquired, as follows (in thousands):

                 Goodwill.................................. $ 25,241
                 Fair value of assets acquired.............   20,503
                 Liabilities assumed.......................  (19,408)
                 Fair value of common stock................  (21,729)
                                                            --------
                 Cash paid, net of cash acquired........... $  4,607
                                                            ========

     Goodwill is amortized over the estimated useful life of thirty years using the straight-line method.

                         PALEX, INC. AND SUBSIDIARIES
           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          The following table sets forth unaudited pro forma income statement data of the Company which reflects adjustments to the supplemental consolidated financial statements to present the effect of the acquisitions of Ridge, Interstate and Summers as if the acquisitions were effective December 1, 1995 (dollar amounts in thousands, except per share data):

                                                                       Year Ended
                                                 ------------------------------------------------------
                                                      November 30,                    December 28,
                                                 -------------------             -------------------
                                                         1996                           1997
                                                         ----                           ----
                                                                     (unaudited)
           Revenues                                   $195,882                           $243,706
                                                      ========                           ========
           Net Income                                 $  7,936                           $  8,304
                                                      ========                           ========
           Net Income per share - diluted             $    .62                           $    .58
                                                      ========                           ========

          Pro forma adjustments included in the amounts above primarily relate to adjustments to selling, general and administrative expenses for changes in the compensation level of the owners of the acquired businesses, adjustments to interest expense attributed to incremental borrowings, amortization of goodwill, retirement of debt obligations and adjustment to the federal and state income tax provisions based on pro forma operating results. Net income per share - diluted assumes all shares had been outstanding for the periods presented, except for shares issued pursuant to the over-allotment option, which are included only from their date of issuance.

          The unaudited pro forma data presented above is not necessarily indicative of actual results that might have occurred had the operations and management teams of the Company, the Founding Companies, the Pooled Companies, the 1998 Pooled Companies and Summers been combined at the beginning of each period presented.

4.  PROPERTY, PLANT AND EQUIPMENT:

         Property, plant and equipment consist of the following (in thousands):

                                                   Estimated
                                                  Useful Lives          November 30,        December 28,
                                                    In Years                1996                1997
                                             ----------------------  ------------------  ------------------
                Land                                                          $  1,748            $  3,273
                Machinery and equipment                3-15                     38,357              48,089
                Buildings                              5-40                      8,538              12,977
                Furniture and fixtures                  3-8                        878               1,706
                Tractors and trailers                   3-6                      7,586              10,636
                                                                              --------            --------
                                                                                57,107              76,681
                Less:  accumulated
                 depreciation                                                  (31,350)            (38,831)
                                                                              --------            --------
                                                                              $ 25,757            $ 37,850
                                                                              ========            ========

                         PALEX, INC. AND SUBSIDIARIES
           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

          Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                                                        November 30,       December 28,
                                                                           1996                1997
                                                                       ------------       ------------
               Balance at beginning of year                                 $ 262             $ 253
               Additional charges to costs and expenses                         4               227
               Additional allowances from Purchased
                 Companies and Pooled Companies at inception                   --               165
               Deductions for uncollectible accounts
                written off                                                   (13)              (28)
                                                                            -----             -----
               Balance at end of year                                       $ 253             $ 617
                                                                            =====             =====

               The major components of inventories are as follows (in thousands):

                                                                 November 30,       December 28,
                                                                     1996               1997
                                                                 ------------       ------------
               Raw Materials                                         $6,675            $16,555
               Work-in-process                                           39                102
               Finished Goods                                         2,570              3,726
                                                                     ------            -------
                                                                     $9,284            $20,383
                                                                     ======            =======

               Accrued expenses consist of the following (in thousands):

                                                                 November 30,       December 28,
                                                                     1996               1997
                                                                 ------------       ------------
               Accrued compensation and benefits                     $3,272            $2,132
               Accrued taxes                                            422               756
               Other accrued expenses                                 1,772             2,206
                                                                     ------            ------
                                                                     $5,466            $5,094
                                                                     ======            ======


6.   DEBT

          On March 25, 1997, the Company entered into a credit agreement with Bank One, Texas, N.A. (the "Credit Facility"). The Credit Facility provides the Company with an unsecured revolving line of credit of up to $35,000,000, which may be used for general corporate purposes, including the repayment or refinancing of indebtedness of the Founding and Pooled Companies, future acquisitions, capital expenditures, letters of credit and working capital. Advances under the Credit Facility bear interest at designated variable rates plus margins ranging from 0 to 25 basis points, depending on the ratio of the Company's interest bearing debt to its pro forma trailing earnings before interest, taxes, depreciation and amortization for the previous four quarters. At the Company's option, the loans may bear interest based on a designated London Interbank Offering Rate ("LIBOR") plus a margin ranging from 75 to 175 basis points, depending on the ratio noted above. Commitment fees of 17.5 to 30 basis points are payable on the unused portion of the line of credit. The Credit Facility contains a limit for standby letters of credit up to $10 million. There were letter of credit commitments of approximately $1.1 million outstanding under the Credit Facility at December 28, 1997. The Credit Facility prohibits the payment of dividends by the Company, restricts the Company's incurring or assuming other indebtedness and requires the Company to comply with certain financial covenants, including fixed charge coverage, funded debt to earnings before taxes, depreciation and amortization and net worth to

                         PALEX, INC. AND SUBSIDIARIES
           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


tangible asset ratios. The Company was in compliance with the covenants at December 28, 1997. The Credit Facility will terminate and all amounts outstanding thereunder, if any, will be due and payable January 29, 2003. The approximate level of borrowings available under the Credit Facility at December 28, 1997 was $10,000,000. The Company's subsidiaries have guaranteed the repayment of all amounts due under the Credit Facility. On January 29, 1998, the Credit Facility was increased to $125,000,000.

          Fraser and the Pooled Companies had balances outstanding under lines of credit at November 30, 1996 of $865,000. These lines bore interest at rates ranging from LIBOR plus 1.75% to prime (8.25% at November 30, 1996) and were secured by certain assets of the Company.

          Fraser and the Pooled Companies had balances due to related parties at November 30, 1996 of $2,980,000, which were retired in 1997. This indebtedness bore interest at rates ranging from 7.00% to 9.50% and was unsecured.

          The personal guarantees and security referred to herein with respect to outstanding indebtedness as of November 30, 1996 were at the time when Fraser and the Pooled Companies were not owned by PalEx. In connection with the acquisition of these companies by PalEx, the indebtedness was retired.

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                                                                November 30,              December 28,
          Long-term debt consists of the following (in thousands):                 1996                       1997
                                                                                ------------              ------------
          Amount due under the revolving
            credit facility, bearing interest
             at 8.50%, due on January 29,
             2003, secured by guarantees
             of the subsidiaries of the  Company                                    $     --                  $  5,000
          Amount due under the revolving credit
             facility, bearing interest at LIBOR
             rates ranging from 6.7187% to 6.75%,
             due on January 29, 2003, secured by
             guarantees of the subsidiaries of the
             Company                                                                      --                    19,000
          Industrial development revenue bonds, bearing
             interest at approximately  80% of prime (6.80%
             at December 28, 1997), payable in annual
             installments of  $50,000 through maturity in
             2008, secured by certain company assets                                      --                       550


          Variable rate note issued by the ESOP to fund the purchase of
             3,400 shares of Acme common stock, guaranteed by the Company, payable in 28 quarterly installments of $70 plus interest, with a
             final payment in 2002, effective interest rate of  6.21% in 1997          1,980                     1,770

          Various notes payable of the 1998 Pooled Companies, to banks and others, bearing interest at rates ranging from 5.02%
             to 8.30% with monthly installments totaling $95 and due dates ranging from 1998 until 2006; either unsecured or secured by
             certain Company assets.                                                   4,796                     5,387

          Other notes payable of Pooled and Purchased Companies                        7,367                        --

          Other                                                                           10                        23
                                                                                     -------                   -------
                                                                                      14,153                    31,730
          Less-current maturities                                                     (2,500)                   (1,057)
                                                                                     -------                   -------
                                                                                     $11,653                   $30,673
                                                                                     =======                   =======

The various notes payable of the 1998 Pooled Companies were refinanced at the date of their respective acquisitions with proceeds of the Company's revolving credit facility. Accordingly, all liens previously attached thereto were released.

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Future maturities of long-term debt of December 28, 1997 are as follows (in thousands):

                          1998                     $ 1,057
                          1999                       1,048
                          2000                         977
                          2001                       1,970
                          2002                         792
                       Thereafter                   25,886
                                                    ------
                                                   $31,730
                                                    ======

7.   INCOME TAXES

     The provision for income taxes consists of the following (in thousands):

                               Year Ended
                               ----------
                    November 30,       December 28,
                    ------------       ------------
                 1995         1996          1997
               --------- ------------- ------------
Federal
  Current      $1,170         $1,207         $3,944
  Deferred        160            143            (71)
               --------- ------------- ------------
                1,330          1,350          3,873
               --------- ------------- ------------
State
  Current         242            492            846
  Deferred         22             (9)           (15)
               --------- ------------- ------------
               $  264         $  483         $  831
               --------- ------------- ------------

Total          $1,594         $1,833         $4,704
               ========= ============= ============

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following (in thousands):

                                                       Year Ended
                                                       ----------
                                                November 30,   December 28,
                                                ------------   ------------
                                               1995      1996    1997
                                               --------------- --------
Tax at federal statutory rate of 35%         $2,005    $2,755    $3,970
Increase (decrease) resulting from:
  State income taxes, net of
  federal benefit                               236       353       547
  Income taxed to Fraser Stockholders          (685)   (1,381)     (172)
  Other                                          38       106       359
                                             ------    ------    ------
                                             $1,594    $1,833    $4,704
                                             ======    ======    ======

Deferred income tax provisions (benefits) result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences for the periods ended November 30, 1996 and December 28, 1997 result principally from the following (in thousands):

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                             November 30,   December 28,
                                                 1996           1997
                                                 ----           ----
Deferred income tax liabilities
 Property and equipment                        $  (844)       $(2,547)
   Other                                          (257)        (  620)
                                               ----------   -----------
   Total deferred income tax liabilities        (1,101)        (3,167)
Deferred income tax assets
 Allowance for doubtful accounts                   145            111
 Accruals and reserves                             367            834
                                                -------       -------
   Total deferred income tax assets                512            945
                                                -------       -------
   Net deferred income tax liabilities          $ (589)       $(2,222)
                                                =======       =======

8.   COMMITMENTS AND CONTINGENCIES

Litigation

          The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company's management, all such proceedings are adequately covered by insurance or, if not so covered, should not materially result in any liability which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

Insurance

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy.

     The Company is self-insured for certain medical claims up to $50,000 per person per year. Provisions for expected future payments are accrued based on the Company's estimate of its aggregate liability for all open and unreported claims. Management believes the amount currently accrued is adequate to cover all known and unreported claims as of December 28, 1997.

Potential Environmental Liability

          In February 1998, the Company acquired DSF, a steel drum reconditioning company with a facility in Florida. DSF is a wholly owned subsidiary of the Company. In 1982 DSF was notified by the U.S. Environmental Protection Agency (the "EPA") and the Florida Department of Environmental Regulation (the "DER") that they believed that DSF might be a potentially responsible party ("PRP") regarding the Zellwood Groundwater Contamination Site in Orange County, Florida (the "Zellwood Site"). The Zellwood Site was designated a "Superfund" environmental clean-up site after the DER discovered arsenic contamination in a shallow monitoring well adjacent to it. The DSF facility is a portion of the 57 acres constituting the Zellwood Site. The Company believes that DSF and its former sole shareholder were among approximately 25 entities and individuals identified as PRPs by the EPA.

          Between March 1990 and July 1996, the EPA issued various unilateral administrative orders and notices to DSF and various other PRPs. Those orders and notices demanded reimbursement from PRPs of approximately $2 million of the EPA's costs regarding the Zellwood Site and requested the PRPs to accept financial responsibility for additional clean-up efforts. During that time, the EPA estimated that the cost of the selected remedy for soil at the Zellwood Site would be approximately $1 million and the cost of the selected remedy for groundwater at the Zellwood Site would be approximately $5.1 million. DSF and the other PRPs did not agree to the EPA's demands or agree to fund any additional clean-up. In April 1997, the EPA issued an order unilaterally withdrawing its previous orders. Since that withdrawal order, the EPA has not taken any formal administrative or civil action against DSF or its former shareholder.

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

          DSF has maintained comprehensive general liability insurance coverage for over 25 years and has notified various insurers of the EPA's claims regarding the Zellwood Site. A number of those insurers' policies did not contain an exclusion for pollution. In 1992 DSF settled a claim with an insurer for an amount that covered a substantial portion of the costs Drum Service had incurred in dealing with the EPA and the DER. DSF has identified other umbrella liability policies for which coverage may also be available and has been approached by the insurer under two of those policies seeking a settlement. The Company does not know when, if ever, the EPA may make a claim against DSF regarding the Zellwood Site. Further, the Company cannot estimate the amount of any such claim or, in light of the existence of other PRPs, the extent of any liability of DSF. The Company and DSF will continue to determine the availability of additional insurance coverage for this matter.

Operating Lease Agreements

          The Company conducts a portion of its operations and warehouses certain of its products in leased facilities classified as operating leases. Minimum future rental payments under noncancelable operating leases as of December 28, 1997 are as follows (in thousands):

       Year ending December,

               1998                $1,368
               1999                 1,305
               2000                 1,185
               2001                 1,132
               2002                 1,096
               Thereafter           3,338
                                   ------
                                   $9,424
                                   ======

          Certain leases provide for payment of taxes and other expenses by the Company. Rent expense for operating leases was approximately $1,776,000, $1,109,000 and $2,405,000 for fiscal years 1995, 1996 and 1997, respectively.
Rent expense paid to related parties and included in the foregoing amounts was approximately $670,000, $564,000 and $544,000 for fiscal years 1995, 1996 and
1997, respectively.

9.        STOCK OPTION PLAN

          On June 1, 1996, the Board of Directors and the stockholders of the Company approved the 1996 Stock Option Plan, as amended (the "Plan"). The Plan provides for the granting of stock options ("Options") to directors, executive officers, other employees and certain non-employee consultants of the Company. The Company accounts for the Plan under APB Opinion No. 25, and no compensation expense has been recognized. The Plan, which permits an amount equal to no more than 15% of the outstanding shares of PalEx Common Stock to be issued as optioned shares, terminates in June 2006. In general, the terms of the option awards (including vesting schedules) will be established by the Compensation Committee of the Company's Board of Directors. As of December 28, 1997, the Company has granted options covering an aggregate of 1,321,500 shares of Common Stock.

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

          The following table summarizes activity under the Plan for the year ended December 28, 1997:

                                                                                  Shares        Exercise Price
          Outstanding at November 30, 1996
               Granted                                                           1,328,500      $7.50 - $14.75
               Exercised                                                                --            --
               Forfeited and canceled                                               (7,000)               7.50
                                                                                ----------
          Outstanding at December 28, 1997                                       1,321,500      $ 7.50 - 14.75
                                                                                ==========
          Weighted average fair value of options granted during 1997
                                                                                $     5.38
            Weighted average remaining contractual life                         9.33 years

     At December 28, 1997, options exercisable into 75,000 shares of Common Stock were exercisable. Unexercised options expire ten years from the issue date.

     The following pro forma summary of the Company's supplemental consolidated results of operations have been prepared as if the fair value based method of accounting for stock based compensation as required by SFAS No. 123 had been applied:


                                                                      Year ended December 28, 1997
Net income attributable to common stockholders............                   $ 6,640,000
Pro forma adjustment......................................                    (2,934,000)
                                                                             -----------
Pro forma net income attributable to common stockholders..                     3,706,000

Net income per share ("EPS")
Basic EPS as reported.....................................                        .43
Basic EPS pro forma.......................................                        .24
Diluted EPS as reported...................................                        .42
Diluted EPS pro forma.....................................                        .23

     Fair value of the options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1997.

          Risk free interest rate......................................         6.66%
          Dividend yield...............................................         0.00%
          Volatility factor............................................        35.77%
          Weighted average expected life...............................     10 years

10.  EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution profit-sharing plan (the "Plan") which qualifies under Section 401(k) of the Internal Revenue Code. Participation in the Plan is available to substantially all employees. Eligible employees may contribute up to the lesser of 15% of their annual compensation or the maximum amount permitted under Internal Revenue Service regulations to their 401(k) account. The Company matches the contributions of participating employees on the basis of the percentages specified in the Plan. Company matching contributions to the Plan were approximately $169,000 in 1997. The employee and Company matching contributions are invested at the direction of the individual employee.

     Each of the Founding Companies and Sonoma and Sheffield had profit-sharing plans at the time of their acquisition by PalEx. The Ridge Plan was adopted as the PalEx plan and now functions as the Company's 401(k) Plan. The other plans have been or will be merged into the PalEx plan. The total supplemental consolidated employee benefit plan expense was $1,080,000 (including $169,000 paid to the PalEx 401K plan), $2,137,000 and $1,017,000 for 1997, 1996 and 1995.

Acme has a qualified defined contribution profit-sharing plan covering all full-time employees not subject to collective bargaining with a specified period of service. The plan may be amended or terminated at any time. There were no contributions for Acme's year ended December 31, 1997. In connection with its collective bargaining agreement with a union, Acme participates in an areawide union retirement plan covering employees who are members of such union.

In May 1985, Acme established an employee stock ownership plan (ESOP) to enable Acme's eligible employees, as defined, to share in the growth and prosperity of Acme and to provide participants with an opportunity to accumulate

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

capital for their future economic security. The ESOP is a qualified plan exempt from taxes under Internal Revenue Section 401(a). Upon completion of the acquisition of Acme by PalEx, the shares of Acme stock in the ESOP were replaced with shares of PalEx stock of equal value.

In May 1994, the ESOP purchased 3,400 shares of Acme common stock (34 percent of outstanding common shares) from a stockholder for $2,601,000 ($765 per share). The ESOP funded the purchase by issuing a variable rate note to a commercial bank that was guaranteed by Acme. Upon completion of the acquisition of Acme by PalEx, the guaranty by Acme was replaced by a letter of credit issued under the Company's revolving line of credit.

The Company accounts for the ESOP in accordance with Statement of Position 93-6 (SOP 93-6), "Employers' Accounting for Employee Stock Ownership Plan." Accordingly, the debt of the ESOP is recorded as long-term debt and the shares pledged as collateral are reported as unearned compensation (see Note 6). As shares are released from collateral, the Company reports compensation expense equal to the current estimated market price of the shares.

Contributions to the ESOP amounted to approximately $727,000 for the year ended December 28, 1997. These contributions include interest paid of approximately $122,000 for the year ended December 28, 1997, on the loan used to purchase the ESOP shares. Since the Obligation is secured by the shares purchased and the note is guaranteed by the Company's guarantee, all amounts relating to this transaction are considered unearned compensation of the employees until such time as the note is deemed paid and the corresponding shares are released to the individual participants of the plan. The balance in unearned compensation at December 28, 1997 of $1,770,000 results from the leveraged ESOP stock purchase less the deemed release of shares at cost.

                         PALEX, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


        The activity relating to the ESOP shares was as follows:     Year Ended
                                                                    December 28,

                                                                        1997
                                                                        ----
        Allocated shares at beginning of year....................     896,026
        Shares deemed released for the current period                  88,063
        Unallocated share                                             603,928
                                                                    ---------

                                Total ESOP Shares                   1,588,017


In accordance with SOP 93-6, additional paid-in capital is adjusted whenever the market value of the shares released is more or less than the cost of the shares released.

In 1995, Acme adopted a nonqualified funded retirement plan for a management employee. Such funds are available to settle creditor's claims should they arise. Acme records the fund balance as an asset with a corresponding liability. The annual contribution to the plan is recorded as an expense. Such expense amounted to approximately $60,000 for the year ended December 28, 1997.

CCC has two qualified contributory retirement savings plan under Section 401(k) of the Internal Revenue Code for all eligible full-time employees. One covers employees not covered under a collective bargaining agreement and a second plan covers employees covered under a collective bargaining agreement. Voluntary contributions under the plans are made by the employees. Discretionary matching contributions made by CCC were $54,000, $47,000 and $44,000 for 1997, 1996 and 1995, respectively.

11.  INDUSTRY SEGMENT REPORTING

The company has two divisions, one operating in the wooden pallet industry and the other in the steel drum reconditioning industry. The Pallet Division produces and sells wooden pallets in the United States primarily for use in agricultural and industrial markets. The Drum Division reconditions steel drums in the United States primarily for use in industrial markets. There were no significant intercompany sales between the two divisions for the year ended December 28, 1997.

                                                             For the year ended
                                                             ------------------
                             November 30, 1995                       November 30, 1996                  December 28, 1997
                             -----------------                       -----------------                  -----------------


                       Pallet     Drum         Consolidated   Pallet       Drum      Consolidated  Pallet     Drum    Consolidated
                       ------     ----         ------------   ------       ----     ------------   ------     ----    ------------
Revenues               $ 77,256  $  48,451     $ 125,707      $  96,047  $  48,983  $ 145,030      $ 162,848  $ 60,145  $  222,993
                       ======== ===========  ============= ============ ========== ==========      ========= ========== ==========

Earnings contribution  $  6,242  $     937     $   7,179      $   8,409  $     693  $   9,102      $  16,334  $     (6) $   16,328
                       ======== ==========                    ========= ==========                 ========= ==========

Corporate expenses                                 -                                    -                                   (2,574)

Interest expense                                  (1,845)                              (1,576)                              (1,722)
Amortization of                                    -                                    -                                     (593)
goodwill
Other income (expenses)                              394                                  346                                  (95)
                                               ---------                            ---------                           ----------

Income (loss) before
 provision for
 income taxes                                  $   5,728                            $   7,872                           $   11,344
                                               =========                            =========                           ==========
Depreciation and
 amortization          $ 2,650   $     959     $   3,609      $   2,165  $   1,267  $   3,432      $   4,607  $    951  $    5,558
                       ======= ============  ============= ============ ========== ==========      ========= ========== ==========
Capital expenditures   $ 3,330   $     798     $   4,128      $   4,063  $   3,292  $   7,355      $   7,683  $  1,466  $    9,149
                       ======= ============  ============= ============ ========== ==========      ========= ========== ==========
Operating assets -
 Accounts receivable  $ 7,314    $   5,281     $  12,595      $   6,666  $   6,924  $  13,590      $  13,158  $  8,434  $   21,592
 Inventories          $ 7,592    $   1,860         9,452      $   7,378  $   1,906      9,284      $  18,156  $  2,227      20,383
                      ======== ===========                    ========= ==========                 ========= =========
 Property and
  equipment, net      $18,159    $   3,667        21,826      $  20,057  $   5,700     25,757      $  30,882  $  6,968      37,850
                      ======== ===========                    ========= ==========                 ========= =========
Other assets                                       7,456                                9,237                               40,180
                                             -----------                            ---------                           ----------
     Total assets                              $  51,329                            $  57,868                           $  120,005
                                             ===========                            =========                           ==========

                         PALEX, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION



     The following unaudited pro forma consolidated balance sheet and statement of income include the supplemental consolidated financial statements included elsewhere herein for the year ended December 28, 1997. The unaudited pro forma consolidated financial statements give effect to the acquisitions by PalEx, Inc. ("PalEx" or the "Company") of Fraser Industries, Inc. ("Fraser"), Ridge Pallets, Inc. ("Ridge") and Interstate Pallet Company, Inc. ("Interstate") (together, the "Founding Companies"). These acquisitions (the "Founding Company Acquisitions") occurred simultaneously with the closing of PalEx's initial public offering (the "Offering") on March 25, 1997, and are accounted for using the purchase method of accounting. Fraser, one of the Founding Companies, has been identified as the accounting acquiror for financial statement presentation purposes. During the third and fourth quarters of 1997, PalEx acquired five additional manufacturers of wooden pallets, four of which were accounted for using the pooling-of-interests method of accounting (the "Pooled Companies"). The fifth company, Summers Pallet Manufacturing, Inc. ("Summers") was accounted for as a purchase

After fiscal 1997, and through March 25, 1998, the Company acquired nine additional companies, four of which, Acme Barrel Company, Inc. ("Acme"), Drum Service Co. of Florida ("DSF"), Consolidated Container Corporation ("CCC") and Western Container, LLC ("Western") were accounted for as poolings-of-interests (the "1998 Pooled Companies"). The other five companies, Consolidated Drum Reconditioning, Inc. ("CDR"), American Pallet Recyclers ("APR"), Capital Pallet Company ("Capital"), Pallet Outlet Company, Inc. ("POC") and Southern Pallet Company ("Southern") were accounted for as purchases (the "1998 Purchased Companies"). Five of the nine companies acquired through March 25, 1998 are engaged in the reconditioning and rebuilding of industrial steel containers.

The accompanying unaudited pro forma consolidated balance sheet and statement of income present Fraser and the other Founding Companies combined with the Pooled Companies, Summers, the 1998 Pooled Companies and the 1998 Purchased Companies as if they had occurred on January 1, 1997. All significant intercompany transactions have been eliminated.

The Company has preliminarily analyzed the savings that it expects to be realized by consolidating certain operational and general and administrative functions. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to the Company's new management. However, these costs, like the savings they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the proforma statements of income of PalEx.

The proforma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred on those dates or to project the Company's results of operations for any future period. Since the Founding Companies, Pooled Companies, 1998 Pooled Companies and 1998 Purchased Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma consolidated balance sheet and statement of income should be read in conjunction with the Company's supplemental consolidated financial statements.

                          PALEX, INC AND SUBSIDIARIES
                Unaudited Pro Forma Consolidated Balance Sheet
                               December 28, 1997
                       (In thousands, except share data)

                                            Supplemental    1998
                                            Financial       Purchase        Pro Forma
                                            Statements      Acquisitions    Adjustments      Pro Forma
                                                                            (Note 1)
CURRENT ASSETS
Cash and cash equivalents                    $  7,448         $ 1,975         $   -           $  9,423
Accounts receivable, net                       21,592           6,406             -             27,998
Inventories                                    20,383           3,120             -             23,503
Deferred income taxes                             945             -               -                945
Prepaid expenses and other current
   assets                                       3,387             493             -              3,880
                                             --------        --------        --------         --------
      Total current assets                     53,755          11,994             -             65,749

PROPERTY, PLANT AND EQUIPMENT, net             37,850           8,796             626           47,272
GOODWILL, net                                  26,262           6,713          44,894           77,869
OTHER ASSETS                                    2,138           1,262             -              3,400
                                             --------        --------        --------         --------

      Total assets                           $120,005         $28,765         $45,520         $194,290
                                             =========================================================
LIABILITIES AND STOCKHOLDERS'
   EQUITY

CURRENT LIABILITIES
Line of credit                               $  1,150         $ 1,245         $(1,245)        $  1,150
Current maturities of long-term debt            1,057           1,812          (1,812)           1,057
Notes payable to related parties                  -               -               -                -
Accounts payable                                9,342           2,462             -             11,804
Accrued expenses                                5,094           1,302           1,000            7,396
Income taxes payable                            1,407              87             -              1,494
Deferred income taxes                             -                91             -                 91
                                             --------        --------        --------         --------
   Total current liabilities                   18,050           6,999          (2,057)          22,992

LONG-TERM DEBT, net of current
   maturities                                  30,673          11,183          49,177           91,033

DEFERRED REVENUE                                  568             -               -                568
DEFERRED INCOME TAXES                           3,167             -               -              3,167
OTHER LONG-TERM LIABILITIES                       110             -               -                110
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common Stock                                      176             166            (160)             182
Capital in excess of par                       54,107           1,260           7,717           63,084
Unearned compensation                          (1,770)            -               -             (1,770)
Retained earnings                              14,924           9,157          (9,157)          14,924
                                             --------        --------        --------         --------
      Total stockholders' equity               67,437          10,583          (1,600)          76,420
                                             --------        --------        --------         --------
      Total liabilities and stockholders'
        equity                               $120,005         $28,765         $45,520         $194,290
                                             =========================================================

   The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements

                         PALEX, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     For the year ended December 28, 1997
                (In thousands, except share and per share data)

                                        Supplemental    Total
                                          Financial    Purchase     Pro Forma
                                         Statements  Acquisitions  Adjustments      Pro Forma
REVENUES                                 $ 222,993    $ 84,643      $     -      $   307,636

COST OF GOODS SOLD                         188,084      60,781            -          248,865
                                        ----------   ---------     ----------    -----------
   Gross Profit                             34,909      23,862            -           58,771

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                  21,155      12,363       (3,119)(a)       30,399

GOODWILL AMORTIZATION                          593         536        2,078 (b)        3,207
                                        ----------   ---------     ----------    -----------
   Income from operations                   13,161      10,963        1,041           25,165

INTEREST EXPENSE                            (1,722)     (2,028)      (3,228)(c)       (6,497)
                                                                        481 (d)
OTHER INCOME (EXPENSE), NET                    (95)       (853)           -             (948)
                                        ----------   ---------     ----------    -----------
INCOME (LOSS) BEFORE
   PROVISION FOR INCOME
   TAXES                                    11,344       8,082       (1,706)          17,720

PROVISION FOR INCOME
   TAXES                                     4,704           -        2,384 (e)        7,088
                                        ----------   ---------     ----------    -----------
NET INCOME (LOSS)                        $   6,640    $  8,082      $(4,090)     $    10,632
                                        ==========   =========     ==========    ===========
Net income per share - diluted                                                   $      0.57 (f)
                                                                                 ===========
Shares used in computing net
   income per share - diluted                                                     18,571,548 (g)
                                                                                 ===========

   The accompanying notes are an integral part of these unandited pro forma consolidated financial statements

                         PALEX, INC., AND SUBSIDIARIES
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS

1.   UNAUDITED PRO FORMA  CONSOLIDATED
     BALANCE SHEET ADJUSTMENTS:

     Reflects the proforma increase in long-term debt and payment of the indebtedness of the 1998 Purchased Companies with borrowings from the Company's revolving line of credit, the recording of goodwill related to the acquisitions of the 1998 Purchased Companies and the allocation of the purchase price to property, plant and equipment, and the elimination of the equity accounts of the 1998 Purchased Companies, net of the PalEx stock issued in conjunction with their acquisition.

2.   UNAUDITED PRO FORMA  CONSOLIDATED
     STATEMENT OF INCOME ADJUSTMENTS:

a. Adjusts compensation to the level the owners of the Founding, Pooled and 1998 Pooled and Purchased Companies have agreed to receive as a result of the acquisitions and revisions of certain lease agreements between certain stockholders and the Company as a result of the purchase by the Company of the related assets.

b.   Reflects amortization of goodwill using a 30-year estimated life.

c. Reflects the increase in interest expense attributed to incremental borrowings.

d. Reflects the reduction in interest expense attributed to obligations retired.

e. Reflects the incremental provision for federal and state income taxes relating to the other income statement adjustments and for income taxes on the Founding Companies S Corporation income.

f. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." The Company adopted SFAS No. 128 for the year ended December 28, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary net income per share and fully diluted net income per share with a presentation of basic net income per share ("Net income per share") and diluted net income per share ("Net income per share - diluted"). Net income per share excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Net income per share - diluted reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Net income per share - diluted is computed similarly to fully diluted net income per share under previous accounting rules.

g. Includes for December 27, 1997 (i) 1,071,389 shares issued by PalEx prior to the Offering, (ii) 3,160,742 shares issued to the stockholders of the Pooled Companies,

                         PALEX, INC., AND SUBSIDIARIES
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS


(iii) 5,910,000 shares issued to the stockholders of the Founding Companies in connections with the acquisitions, (iv) 142,500 shares issued to satisfy the obligations of the Founding Companies to their respective profit-sharing plans,
(v) 3,000,000 shares issued in connection with the Offering, (vi) 285,675 shares issued in connection with the purchase of Summers, (vii) 3,624,215 shares issued in to the stockholders of the 1998 Pooled Companies, (viii) 714,057 shares issued in connection with the purchase of the 1998 Purchased Companies, (ix) the weighted average portion of 450,000 shares sold pursuant to the overallotment option and (x) the effect, using the treasury stock method, of options for 1,049,500 shares granted to management, directors and key employees.